UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 16, 2020
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4105 Hopson Road, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NOVN	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02. Termination of a Material Definitive Agreement.

Termination of Lease

As part of its previously announced broader strategic plan to shift its operating cost structure characteristics from fixed to variable and its efforts to reduce or offset its remaining fixed lease obligation, on July 16, 2020, Novan, Inc. (the “Company”) entered into a Lease Termination Agreement (the “Termination Agreement”) with Durham Hopson, LLC (as successor-in-interest to Durham Hopson Road, LLC) (the “Landlord”), which provides for the early termination of the existing lease, as amended, whereby the Company leased 51,350 square feet for the Company’s corporate headquarters (the “Lease”), subject to certain conditions. The initial term of the Lease was scheduled to expire in 2026, and as disclosed in the Form 10-Q for the quarterly period ended March 31, 2020, the Company had approximately $8.2 million in remaining minimum lease payments under the Lease as of such date. Pursuant to the terms of the Termination Agreement, the Lease was terminated in connection with the Landlord entering into a lease with a new tenant (the “New Tenant”) for the premises in the building covered by the Lease (the “New Tenant Lease”), which commenced on July 16, 2020. As consideration for the early termination of the Lease pursuant to the Termination Agreement, the Company will pay $600,000 to the Landlord, $539,172 of which will be paid through the Company forfeiting an existing security deposit under the Lease to the Landlord and $60,828 of which will be paid in cash.

In connection with the termination of the Lease pursuant to the Termination Agreement, the Company entered into a sublease agreement, which was effective upon the termination of the Lease and the commencement of the New Tenant Lease, through which the Company will sublease from the New Tenant approximately 12,000 square feet (to be reduced to approximately 10,000 square feet after August 31, 2020) in the building that was covered by the Lease (the “Sublease”). The New Tenant and the Landlord entering into the New Tenant Lease was a condition precedent to the effectiveness of the termination of the Lease pursuant to the Termination Agreement, and, in connection with the termination of the Lease, the Landlord consented to the Sublease. The Sublease will expire on March 31, 2021, if not earlier terminated, and is terminable, in part or in whole, by the Company upon 30 days’ written notice with no penalty.

The facility underlying the Lease served as the Company’s corporate headquarters and its sole research, development and manufacturing facility. While the Company currently expects to operate its corporate headquarters, research and development laboratories and pilot scale cGMP manufacturing activities within the facility pursuant to the Sublease, the Company has decommissioned the areas within the facility, as well as the associated equipment, that supported the Company’s large scale cGMP drug manufacturing capability in preparation for execution of the Termination Agreement.

The foregoing description of the Termination Agreement is a summary, is not complete and is qualified in its entirety by the terms and conditions of the Termination Agreement, which will be filed as an exhibit to a subsequent filing with the Securities and Exchange Commission (the “Commission”), as permitted by the rules of the Commission.

Item 2.05. Costs Associated with Exit and Disposal Activities.

The Company expects to incur certain costs in connection with the transactions contemplated by the Termination Agreement, including (i) lease termination costs of approximately $0.6 million payable to the Landlord pursuant to the Termination Agreement, (ii) broker commissions of approximately $0.4 million and (iii) facility decommissioning and environmental cleaning costs of approximately $0.3 million. The Company anticipates these costs will result in approximately $1.3 million in cash expenditures, of which approximately $0.8 million will be paid from the Company’s existing cash and cash equivalents and approximately $0.5 million will be paid through the forfeit of a security deposit as described in Item 1.02 above that had been classified as restricted cash on the Company’s balance sheets. As a partial offset to these cash expenditures, the Company will receive approximately $0.3 million from the New Tenant pursuant to a bill of sale executed in conjunction with the Termination Agreement and Sublease. All of the decommissioning activities described herein are expected to be completed prior to the end of the quarterly period ending September 30, 2020.

The expected costs described above do not include (i) charges, including potential impairment as described in Item 2.06 below, associated with the disposition of lease, property and equipment assets associated with the leased building’s infrastructure and the drug manufacturing capabilities and (ii) derecognition of a lease liability associated with the Lease.

Item 2.06. Material Impairments.

In connection with the execution to the Termination Agreement disclosed in Item 1.02, as well as the associated performance of decommissioning activities enabling the execution of the Termination Agreement disclosed in Item 2.05, the Company is evaluating its long-lived assets for impairment, principally its right of use lease asset and its property, plant and equipment, including leasehold improvements. The impairment or impairments will not result in any current or future cash expenditures.

The Company expects that the impairment charge or charges may be material, and at the time of this filing, it is unable in good faith to make a determination of an estimate of the amount or range of amounts of the impairment charge or charges. The Company expects to complete the impairment analysis during the Company’s preparation and review of its Form 10-Q for the quarterly period ended June 30, 2020 and expects to record and/or disclose any potential non-cash impairment charges within the Form 10-Q for the quarterly period ended June 30, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: July 16, 2020	By:	/s/ John M. Gay
John M. Gay
Vice President, Finance